EXHIBIT 10.2

FOURTH SHORT-TERM PROMISSORY NOTE

Issuance Date: September 29, 2023	$10,000,000

FOR VALUE RECEIVED, Mustang Funding, LLC, a Delaware limited liability company (“Maker”), hereby promises to pay to the order of Mill City Ventures III, Ltd., a Minnesota corporation or its successors or assigns (as applicable, the “Holder”), the principal amount of $10,000,000 (USD), in satisfaction of a short-term loan made pursuant to that certain Fourth Short-Term Loan Agreement by and between Maker and Holder, dated of even date herewith (the “Loan Agreement”), on or prior to the Maturity Date in accordance with the terms hereof and the Loan Agreement. This Promissory Note is hereinafter referred to as the “Note.” Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

1. INTEREST AND PAYMENTS

(a) Interest. The principal amount of this Note will bear simple interest (calculated in the manner provided in the Loan Agreement) at the rate of fifteen percent (15.0%) per annum, subject to increase as provided in the Loan Agreement. Interest will be payable in cash on a monthly basis in arrears on the second Business Day of each month, with the first interest payment due on October 3, 2023.

(b) Application of Payments. Except as may be required or permitted by the express terms of the Loan Agreement, all payments made in satisfaction of this Note shall be applied first to any costs payable under this Note or the Loan Agreement (or other Loan Documents), second to accrued but unpaid interest, and third to principal.

(c) Prepayment. Maker may at its option prepay all principal and interest owed under this Note, in whole or in part, at any time and from time to time, subject to the terms and conditions of the Loan Agreement.

2. TRANSFER, EXCHANGE AND REPLACEMENT

(a) Transfer or Exchange. Neither this Note nor its offer or sale have been or are registered under the provisions of the Securities Act of 1933 (the “Securities Act”) or any state securities laws on account of a definitional exception applicable to short-term promissory notes or an exemption from such registration requirements. In any case, this Note may not be transferred unless in accordance with applicable law and unless: (1) the transferee is an “accredited investor” (as defined in Regulation D under the Securities Act) and/or (2) the Holder shall have delivered to Maker an opinion of counsel, reasonably satisfactory in form, scope and substance to Maker, to the effect that this Note may be sold or transferred without registration under the Securities Act pursuant to an exemption or definitional exception. Upon surrender of this Note for registration of transfer, or for exchange, to Maker at its principal office, Maker at its sole expense will execute and deliver in exchange therefor a new Note or Notes, as the case may be, as requested by the Holder or transferee, which aggregate principal amount is equal the unpaid principal amount of such Note, registered as such Holder or transferee may request. Maker shall be entitled to regard the registered Holder of this Note as the Holder of the Note so registered for all purposes until Maker or its agent, as applicable, is required to record a transfer of this Note on its register.

1

(b) Replacement. Upon notice to Maker of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to Maker in a form reasonably acceptable to Maker and, in the case of mutilation, upon surrender and cancellation of the Note, Maker shall execute and deliver a new Note of like tenor and date and in substantially the same form as this Note.

3. DEFAULTS AND REMEDIES

An Event of Default shall occur when and as provided in the Loan Agreement and, upon any such default, the Holder shall have the remedies described in the Loan Agreement.

4. AMENDMENT AND WAIVER

The provisions of this Note may not be modified, amended or waived, and Maker may not take any action herein prohibited, or omit to perform any act herein required to be performed by it, without the prior written consent of the Holder.

5. MAKER’S WAIVER OF NOTICE

To the extent permitted by law, Maker hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

6. GOVERNING LAW

This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of Delaware, without giving effect to provisions thereof regarding conflict of laws.

7. EXPENSES

Maker agrees to pay and reimburse the Holder upon demand for all reasonable costs and expenses (including without limitation reasonable attorneys’ fees and expenses) that the Holder may incur in enforcing its rights under this Note (including but not limited to costs of collection).

8. NO WAIVER OF ENFORCEMENT RIGHTS

No failure or delay on the part of this Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

2

9. NOTICE

Notices shall be given at the address for Maker or Holder, as applicable, indicated in the Loan Agreement. Notice shall be deemed to have been given as described in the Loan Agreement.

* * * * * * *

3

IN WITNESS WHEREOF, the undersigned has set his hand to this Short-Term Promissory Note as of the date first set forth above.

MAKER: MUSTANG FUNDING, LLC

By:	/s/ James K. Beltz
Name:	James K. Beltz
Title:	President